Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-44500, File No. 333-136828, File No. 333-151504, File No. 333-166495 and File No. 333-173793) of Clearfield, Inc. of our report dated November 25, 2015, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this annual report on Form 10-K for the year ended September 30, 2015.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

November 25, 2015